EXHIBIT 10.16

                                LICENSE AGREEMENT


        License Agreement dated and effective as of the Effective Date between AUTOMATED DISPATCH SERVICES, INC., a Delaware corporation, and RADIOSOFT, INC., a Delaware corporation. Capitalized terms used in this Agreement and not otherwise defined are used as defined in Section 1.


                             PRELIMINARY STATEMENT
                             ---------------------

        ADS holds the Licensed Rights described below, and Radiosoft wishes to obtain rights to exploit the Licensed Rights in certain commercial settings described below. Therefore, in consideration of the mutual obligations set forth herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ADS and Radiosoft agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

         Each of the following capitalized terms are used in this Agreement with the following ascribed meaning:

        "ADS" means Automated Dispatch Services, Inc., a Delaware corporation, and its permitted successors and assigns.

        "ADS USERS" means Trans Care, any Affiliate of ADS, and any Affiliate of Trans Care.

        "AFFILIATE" means, as to any person or entity, any other person or entity which is controlling, controlled by, or is under common control with, such person or entity. For purposes of the preceding definition, "control" means the right to control, or actual control of, the management of such other entity, whether by ownership of voting securities, by agreement, or otherwise.

        "ADS DERIVATIVE WORKS" means any patented or unpatented, or copyrighted or uncopyrighted, now or hereafter existing translation (including any translation into other computer language), portation, modification, addition, improvement, abridgement or other form in which the Licensed Rights or any portion of the Licensed Rights may be used or recast, transformed or adapted by or at the direction of ADS, and regardless of whether any of the foregoing shall include source or object codes, algorithms, data, copyrighted materials, patent rights or other intellectual property owned or controlled by ADS or any of its Affiliates.

        "EFFECTIVE DATE" MEANS the date on which this Agreement is executed by the later to execute of ADS and Radiosoft, evidenced by the dates set forth next to the names of the parties on the signature page of this Agreement.

        "GENERAL TRANSPORT DISPATCH" means two-way mobile transport dispatch functions performed through a mobile wireless communications network, whether performed by the user for itself or by the user for the benefit of a third party.

        "GOVERNMENTAL PROVIDER" means a local, municipal, state or federal governmental authority operating the business of transport dispatch directly or through a subdivision or unit of such governmental authority, and excludes any transport dispatch conducted on behalf of a local, municipal, state or federal governmental authority under a contract or license by a private or quasi-public service provider.

        "LICENSED COPYRIGHTS" means (a) the copyrights and copyrighted materials listed on Schedule I attached to this Agreement, and (b) copyrights and copyrighted materials arising from the services performed by ADS pursuant to
Section 3.3 of this Agreement, including in all cases without limitation all source code, object code and algorithms included in such copyrights and copyrighted material.

        "LICENSED PATENT RIGHTS" means (a) the patents and patent applications listed on Schedule II attached to this Agreement, and (b) patents and patent applications with respect to inventions conceived or first reduced to practice in the course of the services performed by ADS pursuant to Section 3.3 of this Agreement, and (c) all patents and patent applications which are divisions, continuations, continuations-in-part, reissues, renewals, re-examinations, foreign counterparts, substitutions, or extensions of or to any patent applications or patents described in clause (a) or clause (b) of this sentence.

        "LICENSED RIGHTS" means the Licensed Patent Rights, the Licensed Copyrights, and the Technical Information, collectively.

        "LICENSED USES" means (a) through March 31, 1997, General Transport Dispatch excluding Private Ambulance Dispatch, and (b) on and after April 1, 1997, General Transport Dispatch.

        "PRIVATE AMBULANCE DISPATCH" means two-way mobile dispatch functions for medical, paramedical, ambulance or health-related transport performed through a mobile wireless communications network by any person other than a Governmental Provider, whether performed by the user for itself or by the user for the benefit of one or more third parties (including local, municipal, state and federal governmental authorities).

        "RADIOSOFT" means Radiosoft, Inc., a Delaware corporation, and its permitted successors and assigns.

        "RADIOSOFT DERIVATIVE WORKS" means any patented or unpatented, or copyrighted or uncopyrighted, now or hereafter existing translation (including any translation into other computer language), portation, modification, addition, improvement, abridgement or other form in which the Licensed Rights or any portion of the Licensed Rights may be used or recast, transformed or adapted by or at the direction of Radiosoft, and regardless of whether any of the foregoing shall include source or object codes, algorithms, data, copyrighted materials, patent rights or other intellectual property owned or controlled by Radiosoft or any of its Affiliates.

        "SOFTWARE SUPPORT" means installation and maintenance support with respect to the software subject to the Licensed Rights, and does not include software development.

        "TECHNICAL INFORMATION" means the technical information and know-how, if any, in ADS's possession relating to the Licensed Rights.

        "TRANS CARE" means Trans Care Corporation, a Texas corporation, and includes any successor to or assignee of substantially all of the health-related transport business of Trans Care.


                                  ARTICLE II
                                GRANT OF LICENSE
                                ----------------

        2.1 Grant by ADS.
            ------------

        (a) Effective on and after the Effective Date, ADS hereby grants to Radiosoft an Exclusive License, as defined in Section 2.2 below, to use, and sublicense the use of, the Licensed Rights for General Transport Dispatch excluding Private Ambulance Dispatch.

        (b) Effective on and after April 1, 1997, ADS hereby grants to Radiosoft an Exclusive License, as defined in Section 2.2 below to use, and sublicense the use of, the Licensed Rights for Private Ambulance Dispatch.

        (c) Effective on and after the Effective Date, ADS hereby grants to Radiosoft the right to incorporate source code and any other matters included in the Licensed Rights in Radiosoft Derivative Works for, but only for, any and all Licensed Uses.

        (d) The licenses and rights granted in this Section 2.1 shall extend worldwide, to the extent ADS has Licensed Rights anywhere in the world.

        (e) Radiosoft's rights to sublicense the use of Licensed Rights pursuant to clauses (a) and (b) of this Section 2.1 shall not include the right of any sublicensee to grant any further sublicense to any Licensed Rights.

        2.2 Exclusivity. An "EXCLUSIVE LICENSE" under this Agreement shall at
            -----------
any time exclude ADS, other ADS Users, and all other third parties from the Licensed Uses at the time, except as follows:

            (a) nothing in this Agreement shall limit the rights at any time of any person licensed by ADS prior to the Effective Date to use any of the Licensed Rights for General Transport Dispatch or any part thereof ADS hereby represents and warrants to RadioSoft that no license granted by ADS prior to the Effective Date to use any of the Licensed Rights for General Transport Dispatch or any part thereof permits any licensee to sublicense any of its licensed rights; and

            (b) nothing in this Agreement shall limit the rights at any time of any person licensed by ADS prior to April 1, 1997, to use any of the Licensed Rights for Private Ambulance Dispatch or any part thereof; ADS hereby agrees not to grant the right to sublicense in any such license; and

            (c) subject to the provisions of Section 5. 1 (b) below, nothing in this Agreement shall limit the rights of ADS to use, and to license other ADS Users to use, and of other ADS Users to use (but, not to license or sublicense), Licensed Rights for Private Ambulance Dispatch.

        2.3 Reservations. Notwithstanding any contrary provision of this
            ------------
Agreement, all rights to any Licensed Rights which are not expressly granted to Radiosoft hereunder or reserved to third parties are hereby expressly reserved to ADS for any and all purposes. None of ADS or any other ADS User shall have any obligation to pay Radiosoft a royalty or any other consideration for the rights excluded in Section 2.2 above, reserved in this Section 2.3 or otherwise not specifically granted to Radiosoft under Section 2.1 above.


                                  ARTICLE III
                            PAYMENTS AND OTHER FEES
                            -----------------------

        3.1 Fees. For the licenses and rights granted in Section 2 of this
            ----
Agreement, Radiosoft shall pay ADS the sum of $150,000.00 in immediately available funds, payable within three business days after the execution of this Agreement (the "License Fee"). Within three business days after ADS receives payment of the License Fee, ADS shall deliver to Radiosoft one copy of the complete current software subject to the Licensed Rights, including both source code and object code, on floppy disks in standard machine-readable format, together with one copy of ADS's current technical manuals and software documentation related thereto. Upon Radiosoft's receipt of the foregoing, the License Fee shall thereafter be non-refundable under any and all circumstances.

        3.2 Royalties. Radiosoft shall not be obligated to pay any fee, royalty
            ---------
or other charge for the licenses and rights granted in Section 2 of this Agreement other than the License Fee.

        3.3 Consulting Services. For the period from the Effective Date through
            -------------------
May 31, 1995, ADS agrees to perform, or cause to be performed, for Radiosoft the consulting services described on Parts l and 2 of Schedule III attached to this Agreement (the "CONSULTING WORK"). In consideration of the performance of the Consulting Work described in Part I of Schedule III, Radiosoft will pay ADS the sum of $50,000.00, payable on the completion of the Consulting Work described in
Part I of Schedule III, but not later than sixty (60) days after the Effective Date. In consideration of the performance of the Consulting Work described in
Part 2 of Schedule III, Radiosoft will pay ADS the sum of $100,000.00, payable in installments as described in Part 2 of Schedule III. Such payments will be made by wire transfer or by delivery of a check or other instrument representing immediately available funds. Any payment not paid when due shall bear interest at the rate of 18% per annum for the days actually elapsed until paid, based on a year consisting of 365 days. In addition to the fees for the Consulting Work described above, Radiosoft will pay, or promptly reimburse ADS for actual out-of-pocket expenses incurred by ADS personnel in connection with the performance of the Consulting Work, to the extent authorized in advance by Radiosoft in writing and upon presentation of appropriate documentation for such expenses. ADS will not be required to purchase any additional machinery or equipment, hire any additional personnel, or otherwise incur any additional general overhead costs in order to perform its obligations under this Section 3.3. ADS will not be obligated to perform any Consulting Work during such times as any payment or reimbursement under this Section 3.3 shall be due but not paid. All products, codes, algorithms or other intellectual property created by ADS in the performance of its obligations under this Section 3.3 shall belong to and be the property of ADS and shall be included within the "Licensed Rights" subject to this Agreement.


                                   ARTICLE IV
                         NO WARRANTIES~ INDEMNIFICATION
                         ------------------------------

        4.1 Knowledge of Infringement. To the actual knowledge of the of ficers
            -------------------------
of ADS, the subject matter of the Licensed Copyrights does not as of the Effective Date infringe the United States copyright rights of any other person, and the use of the subject matter of the Licensed Rights for General Transport Dispatch does not infringe any United States patent issued prior to the Effective Date.

        4.2 Disclaimer of Warranties. Except as expressly set forth in Section
            ------------------------
4.1 above, ADS HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, RELATING TO THE LICENSED RIGHTS, OR ANY SERVICE PERFORMED FOR RADIOSOFT PURSUANT TO SECTION 3.3 ABOVE. ADS FURTHER HEREBY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE PRACTICE OF THE LICENSED RIGHTS, ANY SERVICE PERFORMED FOR RADIOSOFT PURSUANT TO SECTION 3.3 ABOVE, OR THE RADIOSOFT DERIVATIVE WORKS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF THIRD PARTIES. Without limiting the generality of the foregoing, ADS expressly does not warrant (i) the patentability or copyrightability of any of the Licensed Rights, (ii) the accuracy of any Technical Information, or (iii) the accuracy, safety, or usefulness for any purpose of the Licensed Rights or the Radiosoft Derivative Works. Nothing contained in this Agreement shall be construed as either a warranty or representation by ADS as to the validity or scope of any Licensed Rights. ADS assumes no liability in respect of any infringement of any patent, copyright or other right of third parties due to the activities of Radiosoft or any Affiliate of Radiosoft under this Agreement.

        4.3 Indemnification.
            ---------------

        (a) None of ADS, any Affiliate of ADS, any ADS User, or any director, of ficer, employee, agent or representative of any of the foregoing (each an "Indemnified Person") shall have any liability whatsoever to Radiosoft, any of its Affiliates or any other person for or on account of (and Radiosoft agrees and covenants, and agrees to cause each of its Affiliates to agree and covenant, not to sue any Indemnified Person in connection with) any injury, loss, or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon, Radiosoft, any of its Affiliates or any other person, arising out of or in connection with or resulting from (i) the use of any Licensed Rights or Radiosoft Derivative Works by Radiosoft or any of its Affiliates, (ii) any advertising or other promotional activities with respect to either of the foregoing, or (iii) the production, use or sale of any product identified, characterized or otherwise developed by Radiosoft or any Affiliate with the aid of the Licensed Rights or any Radiosoft Derivative Works.

        (b) This Agreement is entered into by ADS independently from its Affiliates and the other ADS Users. Correspondingly, it is understood and agreed that no Affiliate of ADS or any other ADS User is a party to this Agreement and in no manner shall be liable for nor assume any responsibility or obligation for any claim, cost or damages arising out of or resulting from this Agreement, the subject matter licensed, or any action or lack thereof by ADS, any Affiliate of ADS, any other ADS User, Radiosoft or any of Radiosoft's Affiliates with respect thereto.

        (c) Radiosoft's obligations under this Section 4.3 shall survive the expiration or earlier termination of all or any part of this Agreement.


                                   ARTICLE V
             PROSECUTION AND MAINTENANCE OF LICENSED PATENT RIGHTS
             -----------------------------------------------------

        5.1 Prosecution and Maintenance of Patent Rights.
            --------------------------------------------

        (a) During the term of this Agreement, and subject to the provisions of
Section 5. 1 (b) below, ADS shall be responsible for prosecuting and maintaining the patents and copyrights under the Licensed Rights (other than the Radiosoft Derivative Works, which shall be the sole responsibility of Radiosoft). At either party's request, the other party shall use its best efforts to provide copies of all of ficial actions and other communications received by such party or its patent or copyright counsel with respect to patents and copyrights under the Licensed Rights or incorporating any Radiosoft Derivative Work, as the case may be, and, prior to submission to the recipients, copies of all draft filings with governmental agencies from such party or its patent or copyright counsel with respect to the Licensed Rights.

        (b) In the event that ADS determines to abandon a patent application or copyright application included within the Licensed Patent Rights or the Licensed Copyrights, or to cease the maintenance of any patent or copyright included within the Licensed Patent Rights or the Licensed Copyrights, it will use reasonable efforts to give Radiosoft at least 90 days prior written notice of its intention to do so. Radiosoft may, by written notice to ADS, elect to continue such prosecution or maintenance at Radiosoft's sole expense but in ADS's name. In the event that Radiosoft continues the prosecution or maintenance of any patent or copyright pursuant to the preceding sentence, then the rights reserved to ADS and its Affiliates (although not the rights reserved to arty ADS Users which are not Affiliates of ADS) under clause (c) of Section 2.2 above shall terminate.

        5.2 Cooperation. Each party agrees to cooperate with the other in the
            -----------
preparation, filing, prosecution and maintenance of patents or copyrights under the Licensed Rights or incorporating any Radiosoft Derivative Work, by disclosing such information as may be necessary and by promptly executing such documents as the filing party may request to effect such efforts. Each party shall bear its own costs in connection with its cooperation with ADS or Radiosoft under this Section. All patents and copyrights under the Licensed Rights shall be filed, prosecuted and maintained in ADS's name or as ADS shall designate, provided that all patents and copyrights incorporating any Radiosoft Derivative Work shall be filed, prosecuted and maintained in Radiosoft's name or as Radiosoft shall designate.

        5.3 Confidentiality.
            ---------------

        (a) Both Radiosoft and ADS agree to treat (and to cause their respective Affiliates to treat) as confidential all proprietary information with respect to the Licensed Rights and Radiosoft Derivative Works made available by ADS to Radiosoft or by Radiosoft to ADS. Each party acknowledges that the other party may find it beneficial to disclose such information during the conduct of such other party's business. Under such circumstances, such other party may make such information available to third parties, provided that it shall first obtain from any recipient a fully-executed confidentiality agreement which is at least as restrictive as the confidentiality agreement such party employs to protect its own most valuable trade secrets.

        (b) Neither Radiosoft nor ADS, nor their respective Affiliates, shall be bound by the provisions of Section 5.3(a) with respect to information which (i) was previously known to the recipient at the time of disclosure; (ii) is in the public domain at the time of disclosure; (iii) becomes a part of the public domain after the time of disclosure, other than through disclosure by the recipient or some other third party who is under an agreement of confidentiality with respect to the subject information; or (iv) is required to be disclosed by law.

        (c) Radiosoft ard ADS shall each take such actions as the other party may reasonably request from time to time to safeguard the confidentiality of any information subject to the terms of this Section 5.3.

        (d) To the extent that United States Export Control Regulations apply, neither Radiosoft nor ADS (nor their respective Affiliates) shall, without having first fully complied with such regulations, (i) knowingly transfer, directly or indirectly, any unpublished technical data obtained or to be obtained from the other party hereto to a destination outside the United States, or (ii) knowingly ship, directly or indirectly, any product produced using such unpublished technical data to any destination outside the United States.

        (d) The obligations of Radiosoft and ADS under this Section 5.3 shall survive the expiration or earlier termination of all or any other part of this Agreement.


                                   ARTICLE VI
                                 INFRINGEMENT
                                 ------------

        6.1 Notification. If Radiosoft becomes aware of the infringement of any
            ------------
patent or copyright under the Licensed Rights, it shall immediately inform ADS in writing of all details available. If ADS becomes aware of the infringement of any patent or copyright under the Licensed Rights, it shall immediately inform Radiosoft in writing of all details available.

        6.2 Rights to Prosecute.
            -------------------

        (a) Licensed Uses Only and Radiosoft Derivative Works.
            -------------------------------------------------

        (i) In the event of infringement by a third party of any patent or copyright under the Licensed Rights relating solely to Licensed Uses or Radiosoft Derivative Works, Radiosoft may, but shall not be obligated to, enforce the Licensed Rights at Radiosoft's expense against the infringers by appropriate legal proceedings. Radiosoft may request the cooperation of ADS in any such proceeding, such cooperation not to be unreasonably withheld, and shall pay ADS's expenses incurred in such cooperation. Radiosoft shall regularly inform ADS of the status of any proceedings under this Section 6.2(a).

        (ii) All recoveries by way of royalties, damages and claims with respect to infringement actions instituted, and claims made (including penalties and interest), with respect to infringement of Licensed Rights relating solely to Licensed Uses or to Radiosoft Derivative Works, during the term of this Agreement shall belong to Radiosoft.

        (b) Licensed Uses and Other Uses.
            ----------------------------

        (i) In the event of infringement by a third party of any patent or copyright under the Licensed Rights relating to Licensed Uses and other uses, Radiosoft and ADS shall consult with each other regarding the enforcement of the Licensed Rights against the infringers by appropriate legal proceedings. If both ADS and Radiosoft wish to commence and prosecute such proceedings, they shall do so jointly. If only one of ADS and Radiosoft wishes to commence and prosecute such proceedings, the party wishing to commence and prosecute such proceedings may do so at its expense, and shall regularly inform the other party of the status of any such proceedings.

        (ii) All recoveries by way of royalties, damages and claims with respect to infringement actions instituted, and claims made (including penalties and interest), with respect to infringement of Licensed Rights relating to Licensed Uses and other uses during the term of this Agreement shall belong to (A) Radiosoft, if ADS did not participate in the proceedings, or (B) ADS, if Radiosoft did not participate in the proceedings, or (C) Radiosoft and ADS in equal shares, if both Radiosoft and ADS participated in the proceedings.

        (c) Uses Other Than Licensed Uses. The prosecution, settlement, or
            -----------------------------
abandonment of any legal proceedings with respect to infringement by a third party of any patent or copyright under the Licensed Rights not described in
Section 6.2(a) or (b) above shall be at ADS's sole and complete discretion. All recoveries by way of royalties, damages and claims with respect to infringement actions instituted, and claims made (including penalties and interest), with respect to infringement of Licensed Rights not relating to Licensed Uses during the term of this Agreement shall belong to ADS. ADS may request the cooperation of Radiosoft in any such proceeding, such cooperation not to be unreasonably withheld, and shall pay Radiosoft's expenses incurred in such cooperation.

        (d) Settlement. No settlement by Radiosoft of any action or claim
            ----------
described in Section 6.2(a) or (b) shall grant any right in connection with the Licensed Rights, or impose any restriction on any of the Licensed Rights, not already granted or imposed in this Agreement.


                                  ARTICLE VII
                                  TERMINATION
                                  -----------

        7.1 ADS Right to Terminate. ADS shall have the right (without prejudice
            ----------------------
to any of its other rights conferred on it by this Agreement) to terminate this Agreement if Radiosoft is in breach of any provision of this Agreement, and Radiosoft fails to remedy any such default within 30 days after written notice thereof by ADS.

        7.2 Radiosoft Right to Terminate. Radiosoft may terminate this
            ----------------------------
Agreement at any time by written notice to ADS, given at least 90 days prior to the termination date specified in the notice.

        7.3 Effect of Termination.
            ---------------------

        (a) If this Agreement is terminated for any reason, whether by Radiosoft or ADS, Radiosoft shall immediately cease and shall cause each of its Affiliates to immediately cease using the Licensed Rights, and shall return to ADS, or deliver as ADS directs, all materials relating to the Licensed Rights then in the possession of ADS and any of its Affiliates.

        (b) Notwithstanding the termination of this Agreement pursuant to
Section 7.1 or 7.2 above, the following provisions of this Agreement shall survive:

            (i) Radiosoft's obligations under Section 2.2, Articles 3 and 4 (to the extent still applicable), Article S and, to the extent proceedings have been initiated, Section 6.2 and this Section 7.3(b), and

            (ii) any cause of action or claim of Radiosoft or ADS, accrued or to accrue, because of any breach or default of this Agreement by the other party.

        (c) Notwithstanding the termination of this Agreement pursuant to
Section 7.1 or 7.2 above, any sublicensee of any of Radiosoft's rights under this Agreement other than an Affiliate of Radiosoft shall continue to have the rights to use (but not sublicense) the Licensed Rights granted to it by Radiosoft prior to the termination of this Agreement, as if this Agreement had not been terminated.

        7.4 Expiration of Licensed Rights. This Agreement shall terminate
            -----------------------------
automatically upon the expiration of the last-to-expire patent or copyright, including any renewal, included within the Licensed Rights.


                                  ARTICLE VIII
                                  ADVERTISING
                                  -----------

        Each party agrees not to use the name of the other party in any commercial activity, marketing, advertising or sales brochures except with the prior written consent of the other party, which such consent may be granted or with held in such party's sole and complete discretion.


                                   ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

        9.1 Assignment.
            ----------

        (a) This Agreement may not be assigned by ADS without the prior written consent of Radiosoft, which will not be unreasonably with held, except that ADS may at any time assign its the remaining obligations to perform Consulting Work to any entity controlled by the present executive management of ADS.

        (b) This Agreement may not be assigned by Radiosoft without the prior written consent of ADS, which will not be unreasonably withheld, except to a wholly-owned subsidiary of Radiosoft or to the successor or assignee of substantially all of Radiosoft's business related to Licensed Rights. Any such attempted assignment which is not permitted shall be null and void and of no force or effect whatsoever.

        9.2 Entire Agreement. Amendment and Waiver. This Agreement (including
            ----------------
any schedules attached) contains the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be amended, modified or altered only by an instrument in writing duly executed by the parties hereto. The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach.

        9.3 Notices. Any notice or report required or permitted to be given or
            -------
made under this Agreement by one of the parties hereto to the other shall be in writing and shall be given by personal delivery or by United States registered or certified mail, return receipt requested, addressed as follows:

              If to ADS:              Automated Dispatch Services, Inc.
                                      8175 Northwest 12th Street
                                      Miami, Florida 33126
                                      Attention: President

                                      with a copy, to:

                                      Thomas M. Fitzpatrick, Esq.
                                      Fitzpatrick Law Offices
                                      20 North Wacker Drive, Suite 2200
                                      Chicago, Illinois 60606

              If to Radiosoft:        Radiosoft, Inc.
                                      777 Third Avenue
                                      New York, New York 10017
                                      Attention: General Manager

or to such other address of which the intended recipient shall have notified the sender by a written notice given in accordance with the terms of this Section. Any notice under this Agreement shall be effective when received.

        9.4 Severability. In the event that any one or more of the provisions of
            ------------
this Agreement should for any reason be held by any court or authority having jurisdiction over this

Agreement, or either of the parties hereto, to be invalid, illegal or uner forceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, and the validity of the remaining provisions shall not be affected.

        9.5 Governing Law. The interpretation and performance of this Agreement
            -------------
shall be governed by the laws of the State of New York applicable to contracts made and to be performed in that state by residents of that state:.

        9.6 Implementation. Each party shall, at the request of the other party,
            --------------
execute any document reasonably necessary to implement the provision of this Agreement.

        9.7 Counterparts. This Agreement May be executed in multiple
            ------------
counterparts, each of which when taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective duly authorized officers or representatives on the respective dates set forth below next to the names of the parties.

ADS:                         AUTOMATED DISPATCH SERVICES, INC., a
                             Delaware corporation



                             By:
                                -------------------------------------
                                John Shermyen, President


                             Date of Execution: April 2l, l994


Radiosoft:                   RADIOSOFT, INC., a Delaware corporation



                             By:
                                -------------------------------------
                                Its: Vice President


                             Date of Execution: April 26, 1994

                                   Schedule I


Custom 2000 (Dispatch, Order-Entry, MDDS Modules), United States Copyright Office Registration No. TX 2 818 347.

EMTRACK (Dispatch, Order-Entry, MDDS Modules), United States Copyright Office Registration No. TX 2 818 348.

                                  Schedule II

U.S. Patent No. 5,122,959, dated June 16, 1992

                                 Schedule III

                                     Part 1

ADS will assist Radiosoft at its request in the development of a business plan to exploit the Licensed Rights for Licensed Uses, including qualitative market assessments based on information in the possession of ADS.


                                     Part 2

ADS will provide up to a total of 2,000 person hours of Software Support during the period ending May 31, 1995, as follows: ADS commits to provide at least 500 person-hours of Software Support during each of the four periods (each a "Support Period") beginning and ending respectively:

        (1) from the Effective Date through the 90th day after the Effective Date, and

        (2) from the 91st day after the Effective Date through the 180th day after the Effective Date, and

        (3) from the 181st day after the Effective Date through the 270th day after the Effective Date, and

        (2) from the 271st day after the Effective Date through May 31, 1995,

to the extent requested by Radiosoft, and will use reasonable efforts to provide Software Support in addition to 500 hours in any one Support Period, to the extent requested by Radiosoft. Any person-hours of Software Support not used on or before May 31, 1995, shall expire at that time.

The fee under this Part 2 shall be payable to ADS in four installments of $25,000.00 each, due respectively as follows:

        (a) on the completion of the first 500 person-hours of Software Support or, if earlier, the 90th day after the Effective Date, and

        (b) on the completion of the first 1,000 person-hours of Software Support or, if earlier, the 180th day after the Effective Date, and

        (c) on the completion of the first l,500 person-hours of Software Support or, if earlier, the 270th day after the Effective Date, and

        (d) on the completion of 2,000 person-hours of Software Support or, if earlier, May 31, 1995.

                      FIRST AMENDMENT TO LICENSE AGREEMENT

        This First Amendment to License Agreement ("First Amendment") is entered into this 14th day of December, 1994 (the "Effective Date"), by Automated Dispatch Services, Inc., a Delaware corporation ("ADS") and Radiosoft, Inc., a Delaware corporation ("Radiosoft").

        In consideration of the mutual agreements set forth herein and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, ADS and Radiosoft hereby amend the License Agreement dated April 26, 1994 (the "Radiosoft License Agreement"), all effective as of the Effective Date, as follows:

1. Article I of the Radiosoft License Agreement is hereby amended by adding the following definition:

    "General Transport Third Party Dispatch means two-way mobile transport dispatch functions performed by the user through a mobile wireless communications network for the benefit of a third party."

2. Section 2.1 (e) of the Radiosoft License Agreement is hereby deleted in its entirety.

3. Section 2.2 of the Radiosoft License Agreement is hereby amended by adding a new subsection (d) that reads in its entirety as follows:

    "(d) Radiosoft's Exclusive License shall not include the use, or sublicense of the use, of the Licensed Rights for General Transport Third Party Dispatch in any or all of Monroe, Dade, Broward and Palm Beach Counties, Florida."

4. Section 3.3 of the Radiosoft License Agreement is hereby amended by inserting the following at the end of such section:

    "Radiosoft acknowledges that ADS has performed in full all of the Consulting Work described on Part I of Schedule III attached to this Agreement, and ADS acknowledges that Radiosoft has paid in full for the Consulting Work described on Part 1 of Schedule III attached to this Agreement. ADS and Radiosoft agree that, notwithstanding any contrary provision of this Agreement, ADS shall have no obligation to perform any of the Consulting Work described on Part 2 of Schedule III attached to this Agreement, and Radiosoft shall have no obligation to purchase or pay for any part of the Consulting Work described on Part 2 of Schedule III attached to this Agreement."

5. Except as set forth in this First Amendment, the Radiosoft License Agreement remains in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective duly authorized of ficers as of the date first above written.

  AUTOMATED DiSPATCH SERVICES, INC.      RADIOSOFT, INC.


  By:                                    By:
     -------------------------              ----------------------------
     Its President                       Its
                                            ----------------------------

                     FIRST AMENDMENT TO LICENSE AGREEMENT

        This First Amendment to License Agreement ("First Amendment") is entered into this 14th day of December, 1994 (the "Effective Date"), by Automated Dispatch Services, Inc., a Delaware corporation ("ADS") and Radiosoft, Inc., a Delaware corporation ("Radiosoft").

        In consideration of the mutual agreements set forth herein and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, ADS and Radiosoft hereby amend the License Agreement dated April 26, 1994 (the "Radiosoft License Agreement"), all effective as of the Effective Date, as follows:

1. Article I of the Radiosoft License Agreement is hereby amended by adding the following definition:

    "General Transport Third Party Dispatch means two-way mobile transport dispatch functions performed by the user through a mobile wireless communications network for the benefit of a third party."

2. Section 2.1 (e) of the Radiosoft License Agreement is hereby deleted in its entirety.

3. Section 2.2 of the Radiosoft License Agreement is hereby amended by adding a new subsection (d) that reads in its entirety as follows:

    "(d) Radiosoft's Exclusive License shall not include the use, or sublicense of the use, of the Licensed Rights for General Transport Third Party Dispatch in any or all of Monroe, Dade, Broward and Palm Beach Counties, Florida."

4. Section 3.3 of the Radiosoft License Agreement is hereby amended by inserting the following at the end of such section:

    "Radiosoft acknowledges that ADS has performed in full all of the Consulting Work described on Part I of Schedule III attached to this Agreement, and ADS acknowledges that Radiosoft has paid in full for the Consulting Work described on Part 1 of Schedule III attached to this Agreement. ADS and Radiosoft agree that, notwithstanding any contrary provision of this Agreement, ADS shall have no obligation to perform any of the Consulting Work described on Part 2 of Schedule III attached to this Agreement, and Radiosoft shall have no obligation to purchase or pay for any part of the Consulting Work described on Part 2 of Schedule III attached to this Agreement."

5. Except as set forth in this First Amendment, the Radiosoft License Agreement remains in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective duly authorized officers as of the date first above written.

AUTOMATED DISPATCH SERVICES, INC.      RADIOSOFT, INC.


By: ____________________________        By: ____________________________

  Its __________________________             Its Vice President

                     SECOND AMENDMENT TO LICENSE AGREEMENT

        This Second Amendment to License Agreement ("Second Amendment") is entered into this 14th day of December, 1994 (the "Effective Date"), by Automated Dispatch Services, Inc., a Delaware corporation ("ADS") and Radiosoft, Inc., a Delaware corporation ("Radiosoft").

        In consideration of the mutual agreements set forth herein and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, ADS and Radiosoft hereby amend the License Agreement dated December April 26, 1994 and first amended on December 14, 1994 (as amended, the "Radiosoft License Agreement"), all effective as of the Effective Date, as follows:

1. All capitalized terms not defined in this Second Amendment shall have the meanings ascribed to them in the Radiosoft License Agreement.

2. The definition of "Affiliate" in Article I of the Radiosoft License Agreement is hereby amended by inserting the words", or any other person or entity in which such person or entity owns a twenty-five percent interest after "or is under common control with, such person or entity".

3. The definition of "Licensed Uses" in Article 1 of the Radiosoft License Agreement is hereby amended to read in its entirety as follows: " 'Licensed Uses' means General Transport Dispatch."

4. Article 1 of the Radiosoft License Agreement is hereby amended to include the following definitions:

   "'Consolidator' means Laidlaw, AMR, Rural Metro, Careline, AmNet or AmStat."

   "'Private Ambulance Self Dispatch' means dispatch functions for medical, paramedical, ambulance or health-related transport performed through a wireless communications network by any person other than a Governmental Provider by the user for itself (and its Affiliates) and not for the benefit of a third party."

5. Each of Section 2.1 (b) and Section 2.2 (b) of the Radiosoft License Agreement is hereby amended by deleting "April 1, 1997" and replacing it with "December 14, 1994".

6. Section 2.2 of the Radiosoft License Agreement is hereby amended by adding a new subsection (e) that reads in its entirety as follows:

   "(e) Radiosoft's Exclusive License shall not include the right to use or sublicense the use of the Licensed Rights for Private Ambulance Self Dispatch, except for the Single-Site Rights described in Section 9.9 hereof.

  7. Article 9 of the Radiosoft License Agreement is hereby amended by adding a new Section 9.9 that reads in its entirety as follows:

     "9.9 Acknowledgment of TransCare Rights.

     (a) Radiosoft acknowledges the grant by ADS to TransCare Corporation, a Delaware corporation ("TransCare"), of an irrevocable, royalty-free exclusive (except as set forth in subsection (b) below) license to use for itself and its Affiliates (without the right to sublicense the use of) the Licensed Rights for Private Ambulance Self Dispatch.

     (b) TransCare acknowledges and agrees that its exclusive license for Private Ambulance Self Dispatch shall not limit the right of ADS or Radiosoft, as the case may be, to grant Single-Site Turnkey Licenses or the right of ADS or Radiosoft, as the case may be, to copy, modify and create derivative works from the source code and support materials related to the Licensed Rights (such rights for Private Ambulance Self Dispatch herein reserved for ADS or Radiosoft being herein called the "Single-Site Rights").

     (c) Radiosoft agrees with TransCare that, notwithstanding any provision in this Radiosoft License Agreement, without the prior written consent of TransCare, it shall not (i) grant a sublicense or any other rights in respect of the SingleSite Rights to a Consolidator, (ii) grant to any single entity more than one Single-Site Turnkey License for operation within the New York City metropolitan area or (iii) grant to any single entity more than two Single-Site Turnkey Licenses for operation outside the New York City metropolitan area. Radiosoft agrees with TransCare that it will not assign its interest, in whole or in part, in the Single-Site Rights to any assignee unless such assignee agrees in writing to be bound by the provisions of this Section 9.9(c).

     (d) Radiosoft acknowledges that the ADS grant to TransCare to use the Licensed Rights for Private Ambulance Self Dispatch, plays a vital, necessary and unique role in TransCare's business plan and operations, and that any breach by Radiosoft of the agreements made in this Section
         9.9 could not be adequately compensated by damages. Accordingly, if Radiosoft breaches its obligations to TransCare under this Agreement, TransCare shall be entitled to enforcement of this Agreement by a decree of specific performance requiring Radiosoft to fulfill its obligations under this Agreement including without limitation, enjoining the granting by Radiosoft of any rights in the Licensed Rights in violation of this Section 9.9.

     (e) For purposes of this Section 9.9, the term "Single-Site Turnkey License" means any single license granted to a single entity, without the right to sublicense, to use any or all of the Licensed Rights, except for source code, for Private Ambulance

         Self Dispatch conducted at a single dispatching site for no more than forty (40) medical transportation vehicles.

     (f) Radiosoft, ADS and TransCare agree that the provisions of this Section
         9.9 have been made for good and sufficient consideration and may not be modified or amended without the written consent of Radiosoft, ADS and TransCare.

8. Except as set forth in this Second Amendment, the Radiosoft License Agreement remains in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective duly authorized officers as of the Effective Date.




AUTOMATED DISPATCH SERVICES, INC.           RADIOSOFT, INC.


By:                                         By:
   ----------------------------                 -----------------------
   Its President                                   Its
                                                      -----------------



                               ACKNOWLEDGED AND AGREED:

                               TRANSCARE CORPORATION


                               By:
                                  -------------------------------------
                                      Donald E. Strange, Chairman and
                                      Chief Executive Officer